Platform Value-Added Solutions
Gary Haseley
Tribby Warfield

• Value engineered-
 solutions drive
 customer intimacy
• Technical product
 capability enables
 cross platform
 synergy
• End market
 knowledge aligned
 with application
 expertise
• Comprehensive
 product and services
 capability creates
 differentiated value
 proposition
Application & Industry Specialists for Technical Support

Extensive Solution and Service Capabilities

Comprehensive Approach to Solutions & Services
• Kaman provides solutions to optimize processes
 and reduce Total Cost of Ownership
• Expertise and capacity to provide end-to-end
 custom-engineered system solutions
• From components to implementation and training

Automation Engineering and Integration Solutions
Capability to custom
engineer and build
Automation & Control
systems
• Machine vision
  inspection
• Motion control and
  robotics
• Power and
  communication
  infrastructure
• Software development
• Supervisory Control
  and Data Acquisition
  (SCADA) and telemetry

Value-added
automation and
control solutions from
system design to start-
up and optimization
• Mechatronics and turn-
  key systems
• Motor control
  assemblies
• Safety guarding
• Custom cabling and
  enclosures
• Custom tables
• Mechanical assemblies
  and linear motion
Custom Electro-mechanical Solutions

Complete Process Control Capabilities
Systems integration
across diverse end
markets
• Supervisory Control
  and Data Acquisition
  (SCADA)
• Networking and
  telemetry solutions
• System analysis
• Specification
  development
• Asset management and
  long term service
  agreements
• Data center power and
  energy monitoring

Complete Fluid Power Integration
Integrated Tri-Motion
capabilities
• Hydraulic Power Units
  (HPU)
• Controls and
  instrumentation
• Programming
• System validation
• System performance
  tracking
• Maintainability
• Port-to-Port Solutions

Engineered Fluid Power Solutions
Concept - Design -
Manufacture
• Hydraulic system design
• Custom lubrication
  systems
• Fluid power cooling
  skids
• System monitoring and
  protection
• Energy consumption
  considerations
• Monitoring of oil quality
• System redundancy for
  critical applications
• Documentation and
  testing

OEM Engineering and Build
Engineering and
system design
capabilities
• Design to order or
  build to print
• Augment OEM
  engineering and
  assembly capacity
• Ability to design for
  manufacture based on
  application experience
• Process orientation
  and proven track
  record creates
  recurring revenue
  stream
• High switching cost
  drives long term
  relationships

Kaman Distribution Solution Summary
• Synergy to provide solutions for our customers that
 include all 3 product platforms
• Providing outsourcing capability for our OEM’s to meet
 variable demand
• Breadth of products and services combined with national
 coverage model offers a distinctive value proposition
 for our customers
• Technical differentiation brings value to product and
 supplier relationships in providing system solutions
• Technical experience and engineering capability add
 value to all aspects of the distribution business

Thank You! | Questions?